                                                                     EXHIBIT 1.2

                                 882,353 Shares
                        COMMERCIAL NET LEASE REALTY, INC.
                                  Common Stock

                             UNDERWRITING AGREEMENT

                               ------------------

                                                               December 18, 1997

Legg Mason Wood Walker, Incorporated
111 South Calvert Street
P.O. Box 1476
Baltimore, Maryland 21203

Ladies and Gentlemen:

         COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (the "Company"), proposes to issue and sell 882,353 shares of common stock of the Company, par value $.01 per share (the "Shares"), to Legg Mason Wood Walker, Incorporated (you or the "Underwriter"). The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sale contemplated hereby are hereinafter referred to as shares of the "Common Stock."

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (Registration No. 333-24773)including a prospectus relating to the registration of the Shares and such other securities which may be offered from time to time by the Company in accordance with Rule 415 under the Act. Such registration statement (as amended, if applicable) has been declared effective by the Commission on April 22, 1997. Such registration statement (as amended, if applicable), on the one hand, and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Shares provided to the Underwriter by the Company for use (whether or not such prospectus supplement is required to be filed with the Commission by the Company pursuant to the Act) (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Exchange Act") and the Act are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a prospectus supplement shall be deemed to have supplemented the



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Prospectus only with respect to the offering of the Shares to which it relates.
Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Act (a "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein and any prospectus or any term sheet as contemplated by Rule 434 of the Act (a "Term Sheet") (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Shares and the Underwriter agrees to purchase from the Company at a price per share of $_________ (the "Purchase Price"), the Shares.

3. Terms of the Offering. The Company is advised by the Underwriter that it proposes (i) to deposit the Shares directly with the Trustee of Legg Mason REIT Trust, December 1997 Series (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended (the "Offering"), as soon after the execution and delivery hereof as in its judgment is advisable and
(ii) initially to offer the Shares upon the terms set forth in the Prospectus. The Company further acknowledges that the Underwriter is the sponsor of the Trust and therefore is considered an affiliate of the Trust.

4. Delivery and Payment. Delivery to the Underwriter of certificates for, and payment of the Purchase Price for the Shares shall be made, subject to
Section 9, at 10:00 A.M., New York City time, on December 23, 1997, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Date") at such place as you shall designate. The Closing Date and the location of, delivery of and the form of payment for the Shares may be varied by agreement between you and the Company.

                  Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date, with any




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transfer taxes thereon duly paid by the Company, for the account of the
Underwriter, against payment of the Purchase Price therefor by intra-bank transfer or wire transfer of same day funds to such account as may be designated by the Company at least two business days prior to the Closing Date.

5.       Agreements of the Company. The Company agrees with you as follows:

         (a) In respect of the offering of Shares, the Company will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the name of the Underwriter and the number of Shares which the Underwriter has agreed to purchase, the price at which the Shares are to be purchased by the Underwriter from the Company, the initial offering price, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares, and (ii) file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the date of the determination of the offering price of the Shares The Company will furnish to the Underwriter and to such dealers as you shall specify as many copies of the Prospectus as the Underwriter shall reasonably request for the purposes contemplated by the Act or the Exchange Act.

         (b) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the Act, (iii) the receipt of any comments from the Commission relating to the Registration Statement, any preliminary prospectus, the Prospectus or any of the transactions contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order, and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) The Company will furnish to you without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the




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Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, the Company will not file any amendment to the Registration Statement or any Rule 462(b) Registration Statement or make any amendment or supplement to the Prospectus or any Term Sheet, if applicable, of which you shall not previously have been advised or to which you or your counsel shall reasonably object; and the Company will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, Rule 462(b) Registration Statement, Term Sheet, or amendment or supplement to the Prospectus which, in the opinion of your counsel, may be necessary in connection with the distribution of the Shares by you, and will use its best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) If, at any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, any event shall occur as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriter) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with any law, and to furnish to the Underwriter and to such dealers as you shall specify, such number of copies thereof as the Underwriter or dealers may reasonably request.

         (f) The Company will use its best efforts, in cooperation with the Underwriter, to qualify, register or perfect exemptions for the Shares for offer and sale by the Underwriter under the applicable state securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. In each jurisdiction in which the Shares have been so qualified or registered, the Company will use all reasonable efforts to file such statements, reports and other documents as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Underwriter may reasonably request for the distribution of the Shares.



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         (g)      To make generally available to the Company's stockholders as soon as reasonably practicable but not later than sixty (60) days after the close of the period covered thereby (ninety (90) days in the event the close of such period is the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the Act) covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than ninety (90) days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and, if required by Rule 158 of the Act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earnings statement is released.

         (h) During the period of five years after the date of this Agreement, to furnish to you as soon as available a copy of each regular and periodic report, financial statement or other publicly available information of the Company and any of its subsidiaries mailed to the holders of the Shares or filed with the Commission or any securities exchange, and any such publicly available information concerning the Company or any of its subsidiaries as you may reasonably request.

         (i) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

         (j) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement and any amendment thereto (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the printing and delivery of this Agreement and the Blue Sky Memorandum (including the reasonable disbursements of counsel for the Underwriter relating to the printing and delivery of the Blue Sky Memorandum),
(iii) the qualification of registration of the Shares for offer and sale under the securities, Blue Sky laws or real estate syndication laws of the several states in accordance with Section 5(f) hereof, (iv) the fee of and the filings and clearance, if any, with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Offering, (v) the fee of and the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE"), (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriter, (vii) the preparation, issuance and delivery of certificates for the Shares to the Underwriter, (viii) the costs and charges of any transfer agent or registrar, (ix) any transfer taxes imposed on the sale by the Company of the Shares to the Underwriter and (x) the fees and disbursements of the Company's counsel and accountants.

         (k) The Company will use its best efforts to maintain the listing of the Shares on the NYSE for a period of three years after the Closing Date and thereafter unless the Company's Board of Directors determines that it is no longer in the best interests of the Company for the Shares to continue to be so listed.


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         (l)      The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

         (m) The Company will use the net proceeds received by it from the sale of the Shares substantially in the manner specified in the Prospectus Supplement under "Use of Proceeds."

         (n) The Company will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Act copies of the Prospectus.

         (o) The Company will use its best efforts to ensure that the Company continues to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for a period of three years after the date of this Agreement unless the Company's Board of Directors determines that it is no longer in the best interest of the Company to be so qualified.

         (p) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any Shares in violation of the Act.

6. Representations and Warranties of the Company. The Company jointly and severally represents and warrants to the Underwriter as of the date hereof and the Closing Date that:

         (a) The Registration Statement became effective on April 22, 1997. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

         (b) The Registration Statement and the Prospectus, including the financial statements, schedules and related notes included in the Prospectus or incorporated therein by reference and, if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. The Prospectus, including the financial statements, schedules and related notes included in the Prospectus or incorporated therein by reference, and if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at the Closing Date, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act



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and will contain all statements required to be stated therein in accordance with the Act. On the date the Registration Statement was declared effective, on the date hereof, on the date of filing of any Rule 462(b) Registration Statement and on the Closing Date, no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, on the date of filing of any Rule 462(b) Registration Statement and at the Closing Date, the Prospectus and the Prospectus Supplement did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Shares, the Company will have complied or will comply with the requirements of Rule 111 under the Act relating to the payment of filing fees therefor. The foregoing representations and warranties in this
Section 6(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act (which were disclosed to the Underwriter and Underwriter's counsel).

         (c) Each 462(b) Registration Statement, if any, complied or will comply when so filed in all material respects with all applicable provisions of the Act; did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information in and incorporated by reference in the Prospectus, at the time the Registration Statement became effective, and as of the Closing Date, or during the period specified in Section 5(b) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 6(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

         (e) The historical financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, comply in all



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material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the foregoing financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable; at the time they were made, the assumptions used in preparing such pro forma information are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the books and records of the Company and its consolidated subsidiaries.

         (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and (ii) except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.

         (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland, with corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not (1) have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, (2) adversely affect the issuance or validity of the Shares or (3) adversely affect the consummation of any of the transactions contemplated by this Agreement (each of (1), (2) and (3) above, a "Material Adverse Effect"); except for investments in its subsidiaries, in short-term investment securities and in other securities as described in the Registration Statement or Prospectus, the Company has no direct or indirect equity or other interest in any corporation, partnership, trust or other entity; each of the subsidiaries of the Company is defined on Schedule I hereto and has been duly organized and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of organization with corporate or partnership power and authority, as the case may be, to own or lease its properties and conduct its business as presently conducted and as described in the Prospectus, and has been duly qualified as a foreign corporation or foreign



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limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; except as disclosed in Schedule I hereto, all the outstanding shares of capital stock and all partnership interests of each subsidiary are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

         (h) This Agreement has been duly authorized, executed and delivered by the Company.

         (i) The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. Application has been made to list the Shares on the NYSE. The form of certificate for the Shares will comply with all applicable legal and NYSE requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares. The capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

         (j) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (1) its Articles of Incorporation, Certificate of Incorporation or partnership agreement, as the case may be (in each case as amended to the date of this Agreement), (2) its Bylaws (as amended to the date of this Agreement) or
(3) any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its properties is bound, except, with respect to clauses (2) and (3), for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect; the issue and sale of the Shares and the performance by the Company of all of the obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults or violations which individually or in the aggregate would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such violations which individually or in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (x) as have been


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

obtained under the Act and the Exchange Act, (y) as may be required under state securities or Blue Sky laws or Sections 2710 and 2720 of the Conduct Rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriter or (z) the failure to obtain which would not have a Material Adverse Effect.

         (k) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and the descriptions of the terms of all such contracts and documents contained or incorporated by reference in the Registration Statement or Prospectus are complete and correct in all material respects.

         (l) The authorized capital stock of the Company consists of 50 million shares of Common Stock, $.01 par value per share. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

         (m) The Company or a subsidiary thereof has good and marketable title to each Property, in each case free of any lien, mortgage, pledge, charge or encumbrance of any kind except those (i) described in the Prospectus or (ii) which do not materially affect or detract from the value of such Property or interfere with the use made and proposed to be made of such Property by the Company and its subsidiaries and which individually and in the aggregate are in an amount which is not material to the Company.

         (n) Except as disclosed in the Prospectus, each entity identified in the Prospectus as a tenant of any Property, or a subtenant thereof, has entered into a lease or a sublease, if applicable, for the possession of such Property; except as disclosed in the Prospectus, each such lease is in full force and effect and neither the Company nor any of its subsidiaries has notice of any defense to the obligations of the tenant thereunder or any claim asserted or threatened by any person or entity, which claim, if sustained, would have a Material Adverse Effect; and except as disclosed in the Prospectus, the lessor under each lease has complied with its obligations under such lease in all material respects and neither the Company nor any of its subsidiaries has notice of any default by the tenant under such lease which, individually or in the aggregate with other such defaults, would have a Material Adverse Effect.

         (o) Except as previously disclosed in writing by the Company to the Underwriter, the mortgages and deeds of trust encumbering the Properties are not (i) cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries or (ii) cross-collateralized to any property not owned by any of the Company or its subsidiaries.

         (p) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which they are engaged and such insurance is adequate for the value of their properties; all policies of insurance insuring the Company or its subsidiaries or their respective businesses, assets, employees, officers, trustees and directors, as the case may be, are in full force and effect; the Company and its subsidiaries are in compliance with the terms such policies in all material respects and there are no claims by the Company or by its subsidiaries under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause, other than claims which individually or in the aggregate would not have a Material Adverse Effect.

         (q) The Company has filed all federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith.

         (r) The Company and its subsidiaries own, possess and have obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not have a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Prospectus and except, in each case, where such revocation or modification would not have a Material Adverse Effect; and the Company and each of its subsidiaries are in compliance with all laws, rules and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws, rules or regulations would not have a Material Adverse Effect.

         (s) To the knowledge of the Company, their independent accountants who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement or the Prospectus, are independent public accountants as required by the Act.

         (t) To the knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, trustees, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

         (u) The Company has never been, is not now, and immediately after giving effect to the sale of the Shares under this Agreement will not be, an "investment company" or entity "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (v) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim against the Company, the Company has met the requirements for qualification as a REIT under Sections 856 through 860 of the Code, and the present and contemplated operations, assets and income of the Company and its subsidiaries, taken as a whole, continue to meet such requirements

         (w) The conditions for the use by the Company of a registration statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated herein.

                  (i) To the best of the Company's knowledge, the Company, its subsidiaries, the properties described in the Prospectus (the "Properties") and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, except as disclosed in the Environmental Reports (defined below) and not likely to have a material adverse effect on the relevant Property.

                  (ii) The Company and its subsidiaries have not at any time and, to the best of the Company's knowledge, no other party has at any time handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials ( as defined below) on, to, under or from the Properties except as disclosed in the environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties and provided to the Underwriter or its counsel (collectively, the "Environmental Reports") and not likely to have a material adverse effect on the relevant Property. Neither the Company nor its subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

                  (iii) To the best of the Company's knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or the Acquisition Properties has occurred, is occurring or is reasonably expected to occur, except as disclosed in the Environmental Reports and not likely to have a material adverse effect on the relevant Property.

                  (iv) Neither the Company nor its subsidiaries have received notice form any Governmental Authority or other person of, and does not have knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to, any claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the

                  Properties or arising out of the conduct of any party with respect to the Properties, except as disclosed in the Environmental Reports.

                  (v) To the best of the Company's knowledge, the Properties are not included or proposed for inclusion on any federal, state, or local lists of sits which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency).

                  As used herein, "Hazardous Material" shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls ("PCBs"), petroleum products and by-products and substances defined or listed as "hazardous substances," "toxic Substances," "hazardous waste," or "hazardous materials" in any Federal, state or local Environmental Law.

                  As used herein, "Environmental Law" shall mean all laws, regulations or ordinances of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a "Governmental Authority") that are designed to protect public health and the environment or regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
                  Section 9601 et seq.)("CERCLA"), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous future federal or present or future state or local laws.

         (x) Subsequent to the respective dates as of which information is given in the Prospectus, (i) the Company has not purchased any of its outstanding shares of capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its shares of capital stock other than regular periodic dividends on such shares; and (ii) there has not been any material change in the shares of capital stock of the Company or any material change in the short-term debt or long-term debt of the Company and its subsidiaries on a consolidated basis, except as described in or contemplated by the Prospectus. Other than as described in or contemplated by the Prospectus, including documents incorporated therein by reference, there are no outstanding warrants or options to purchase or rights to acquire any shares of capital stock of the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the Company's Articles of Incorporation or Bylaws, any agreement or other instruments to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. No holders of securities of the Company or of securities convertible into or exchangeable for securities of the Company have rights to the registration of such securities of the Company under the Registration Statement which have not herewith been waived.

         (y) The Company and its subsidiaries and affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares, and the Company and its subsidiaries and affiliates have not distributed and agree not to distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus or other material permitted by the Act.

         (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) There is (i) no significant unfair labor practice complaint pending against the Company or its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or its subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or its subsidiaries or, to the knowledge of the Company, threatened against it or its subsidiaries except for such actions specified in clause (i) or (ii) above which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (bb) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter is, or will be, when made, inaccurate, untrue or incorrect in any material respect; it being understood that no representation is made under this Section 6(gg) with respect to the Registration Statement or the Prospectus which are the subject of representations contained in other paragraphs in this Section 6.

         (cc) Any certificate or other document signed by any officer or authorized representative of the Company or its subsidiaries, and delivered to the Underwriter or to counsel for the Underwriter in connection with the sale of the Shares shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriter as to the matters covered thereby.

7.       Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses, liabilities and judgments caused by or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or resulting from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses, liabilities or judgments are caused by or result from any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use therein, provided, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling the Underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

         (b) In case any action shall be brought against the Underwriter or any person controlling the Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, the Underwriter shall promptly notify the Company in writing and the Company may, at its election, assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall, if the Company has assumed the defense as indicated above, be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter and controlling persons, which firm shall be designated in writing by the Underwriter and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, the Company agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement to the extent required by this Section 7. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) The Underwriter agrees to indemnify and hold harmless the Company and each of its officers and directors who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to and in conformity with information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its officers, directors, or any person controlling the Company, based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall, except as otherwise provided herein, be at the expense of the Underwriter), and the Company, its officers, directors, and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, expenses, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, with the same force and effect as if made on and as of the Closing Date.

         (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company.

         (c) (i) Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, (ii) other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company, after due inquiry, threatened against the Company or any

Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect, and on the Closing Date you shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company and the General Partner, in their capacities as the Chief Executive Officer and Chief Financial Officer of each entity and on behalf of each entity, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section 8.

         (d) You shall have received on the Closing Date opinions, dated the Closing Date of Shaw Pittman Potts & Trowbridge, counsel for the Company, in the forms attached hereto as Annex A and Annex B.

         (e) You shall have received on the Closing Date an opinion, dated the Closing Date, of Hunton & Williams, counsel for the Underwriter, to the effect that:

                  (i) the Shares have been duly authorized, and when issued and delivered to the Underwriter against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                  (ii) the Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission;

                  (iii) this Agreement was duly and validly authorized, executed and delivered by the Company; and

                  (iv) the Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement (in each case, other than documents incorporated therein by reference and the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act.

                  In addition, Hunton & Williams shall state that they have participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Prospectus and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated therein by reference, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement, including the documents incorporated therein by reference, at the time the Company filed its Annual Report on Form 10-K for the Year Ended December 31, 1996, or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, including the documents incorporated therein by reference, at the time the Prospectus was first provided to the Underwriter for use in connection with the offering of the Shares or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial or statistical data included in the Registration Statement, the Prospectus or the documents incorporated therein by reference).

         (f) On the date hereof, KPMG Peat Marwick L.L.P. shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter (and to its counsel), confirming that they are independent public accountants with respect to the Company and its subsidiaries as required by the Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date, KPMG Peat Marwick L.L.P. shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date, which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

         (g) At the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance.

         (h) The Company and its subsidiaries shall not have failed at or prior to the Closing Date, to perform or comply with any of the agreements pursuant to Section 5 herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         (i) At the Closing Date, Hunton & Williams shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and Hunton & Williams.

9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

                  This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable or inadvisable (x) to commence or continue the offering of the shares to the public or (y) to enforce contracts for the sale of the shares, (iii) the suspension or material limitation of trading in securities on the NYSE or the American Stock Exchange or material limitation on prices for securities on either of such exchanges, (iv) (a) the downgrading of any of the debt securities of the Company or its subsidiaries by any "nationally recognized statistical rating organization" or the announcement by any such organization of an initial rating with respect to any such securities that is below the ratings of other such organizations in effect for such securities on the date hereof, or (b) the public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of such securities, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion would result in a Material Adverse Effect, (vi) the declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to [name and address of Company] and (b) if to you, to Legg Mason Wood Walker, Incorporated,
Attention: Syndicate Department, 111 South Calvert Street, Baltimore, Maryland 21202, or in any case to such other address as the person to be notified may have requested in writing.

                  The provisions of Sections 5, 6 and 7 shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, the officers or directors of any of the Company or any controlling person of the Company and (ii) acceptance of the Shares and payment for them hereunder.

                  In the event of termination of this Agreement, the provisions of Sections 5(k) and 7 shall remain operative and in full force and effect.

                  If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and documented disbursements of counsel) reasonably incurred by the Underwriter.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Underwriter, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this

Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the parties hereto.

                                            Very truly yours,

                                            COMMERCIAL NET LEASE REALTY, INC.

                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

LEGG MASON WOOD WALKER, INCORPORATED

By:
       ---------------------------
       Name:
       Title: